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                                                                    EXHIBIT 23.3










                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of the Credit Store, Inc. on Form S-8 relating to the 1997 Amended Stock Option Plan of our report dated August 1, 1997, appearing in Form 10 of The Credit Store, Inc. and subsidiaries and the predecessor for the year ended May 31, 1997 and the periods January 1, 1996 to October 8, 1996, respectively, in conformity with generally accepted accounting principles.

                                             /s/  TANNER + Co.


Salt Lake City, Utah
July 25, 2000